Exhibit 99.1
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Wells Fargo                                             Corporate Trust Services
-----------                                             9062 Old Annapolis Road
                                                        Columbia, MD 21045-1951
                                                        410 8842000
                                                        410 715-2380 Fax

                                                        Wells Fargo Bank, N.A.


March 15, 2006


CWABS, Inc.
4500 Park Granada
Calabasas, California 91302

RE: Annual Statement As To Compliance for AAMES 2005-2

Per Section 5.24a of the Transfer and Servicing Agreement, dated as of May 1, 2005 (the "Agreement") the undersigned Servicing Officer of Wells Fargo Bank, N.A. (the "Master Servicer") hereby certifies the following for the 2005 calendar year or portion thereof:

(i) That such Servicing Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under the Agreement;

(ii) That to the best of such Servicing Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Agreement in all material respects throughout such year.

(iii) That nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that Aames Capital Corporation (the "Servicer") has failed to perform any of its duties, responsibilities, and obligations set forth in Article IV of the Agreement in all material respects throughout such year.

      And

(iv) That the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of the Servicer's annual audit report.


Certified By:                               Certified By:
/s/ Barry Akers                             /s/ Kristen Cronin
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Barry Akers, Vice President                 Kristen Cronin, Assistant Secretary